Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of 1847 Holdings, LLC of our report dated March 31, 2026, with respect to our audits of the consolidated financial statements of 1847 Holdings, LLC as of and for the years ended December 31, 2025 and 2024, appearing in the Annual Report on Form 10-K of 1847 Holdings, LLC for the year ended December 31, 2025

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

June 4, 2026